Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in EarthLink, Inc.’s Registration Statements on Form S-8 (Nos. 333-30024, 333-34810, 333-39456, 333-96553, 333-108065, 333-126004, 333-133870, 333-133871), Form S-3 (Nos. 333-59456, 333-48100, 333-138600) and Form S-4 (No. 333-131541), and in the related Prospectuses, of our report dated February 26, 2008, with respect to the combined financial statements of HELIO, Inc. and affiliate included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Los Angeles, California

February 27, 2009